Exhibit 99

Wendy’s International, Inc.

[Tim Hortons Logo]	[Wendy’s Logo]	[Baja Fresh Logo]

Wendy’s International, Inc. reports June sales; Tim Hortons produces strong same-store sales growth in Canada and U.S.

Company announces an increase in its effective corporate tax rate as a result of changes in state tax laws, reports preliminary Second Quarter earnings per share and revises goal for 2003 EPS

     DUBLIN, Ohio (July 7, 2003) — Wendy’s International, Inc. (NYSE: WEN) announced today June same-store sales, an increase in its effective corporate income tax rate, preliminary second quarter earnings per share and a revised goal for its 2003 EPS.

     The Company’s effective income tax rate for the second quarter and its estimated effective tax rate for 2003 increased as a result of recently enacted legislation in a number of states with the most significant to the Company being Ohio as a result of the enactment of Ohio Am.Sub.HB 95 (Ohio’s new budget bill) on June 26, 2003.

     As a result of the unexpected state tax law changes, the Company’s effective rate for the second quarter is estimated to be 39.25%, compared to a previous rate in the first quarter of 36%. This will result in the Company recording approximately $3.2 million in additional tax expense in the second quarter, or $0.03 per share. In accordance with generally accepted accounting principles, a significant portion of the $3.2 million expense relates to increasing deferred tax liabilities. The Company’s previously reported first quarter results will not be affected.

     The Company now expects to report diluted earnings per share of $0.53 in the second quarter, compared to $0.54 a year ago. Excluding the impact of the tax rate change, the Company believes that it would have reported $0.56 per share in the second quarter, a 4% increase over a year ago*.

     The new effective tax rate for the third and fourth quarters is expected to be approximately 36.75%. The Company believes that the expected effective tax rate change will result in a $0.01 to $0.015 per share impact on EPS over the last half of the year.

     For the full year 2003, the Company now expects to report diluted earnings per share in the range of $1.97 to $2.03, which is an increase of 4% to 7% versus $1.89 a year ago. The previous diluted EPS growth goal was in a range of $2.02 to $2.08 per share.

     Overall, the new estimated annual effective tax rate is 37.25%, compared to the previous rate of 36%.

     The Company is maintaining its long-term annual EPS growth goal of 12% to 15%, and will be evaluating the longer term impact of the tax rate change over the next six months.

	New effective tax rate	2003 original estimated
	(estimated)	effective tax rate

2nd Quarter	39.25%	36%

3rd Quarter	36.75%	36%

4th Quarter	36.75%	36%

2003 (annual)	37.25%	36%

Company announces June same-store sales results; Tim Hortons Canada up 4.6%

     For the June period ended on June 29, 2003:

     Same-store sales at Wendy’s® U.S. company restaurants declined 1.9%, compared to a 7.3% increase in the same period a year ago. Same-store sales at Wendy’s U.S. franchise restaurants declined 2.0% compared to a 10.2% increase a year ago.

     Tim Hortons® same-store sales increased 4.6% in Canada, on top of a 10.5% increase a year ago, and sales increased 5.4% in the U.S., compared to a 12.3% increase a year ago.

     Both Wendy’s and Tim Hortons’ results were lapping very strong sales from a year ago during June. Wendy’s produced four of its 10 all-time highest weekly sales totals during June 2002.

	2003	2002	2003
Same-Store Sales	June	June	May - Final
Wendy’s U.S.-Company	(1.9%)	7.3%	(2.2%)

Wendy’s U.S.-Franchise	(2.0%)	10.2%	(2.4%)

Tim Hortons Canada	4.6%	10.5%	4.9%

Tim Hortons U.S	5.4%	12.3%	3.6%

Company is focused on improving Wendy’s sales performance

     Wendy’s promoted its newest Garden Sensations™ salad (Southwest Chicken Caesar) during June. Salads as a percent of sales topped 10% during May and June, and are at similar product mix levels compared to a year ago. Wendy’s is promoting on national television during July its Super Value Menu™ and Chicken nuggets. Wendy’s also continues to feature its “Late Night” hours in its advertising and is in the second year of a Hispanic television advertising program.

     Tim Hortons successfully featured a Strawberry-themed baked goods promotion during June, and will be featuring iced cappuccino and a fresh-baked cookies promotion in July.

     “Both brands continue to focus on excellent restaurant operations and customer service,” said Jack Schuessler, Chairman and Chief Executive Officer. “We are optimistic about the second half of the year due to easier sales comparisons, strong marketing and new product introductions.

     “Our businesses are healthy, our employees are focused on further improving their performance and our franchisees are positive,” Schuessler added.

Company plans investor meetings and disclosure

•	CIBC Investor Conference - Management plans to present its corporate overview at the CIBC World Markets Consumer Growth Conference in Boston on Tuesday, July 8, at 10:35 a.m. The presentation will be web cast on the Company’s web site at www.wendys-invest.com.

•	Second Quarter Earnings - The Company plans to publish its 2003 second quarter financial results on Thursday, July 24, with a conference call and web cast for investors that day at 4:00 p.m. Eastern.

Investors and the public may participate in the conference call in either one of the following ways:

•	Phone Call: The dial-in number is 877-572-6014 (domestic) or 706-679-4852 (international). No need to register in advance. Please note that

•	instant replay will be available following the conference call. The instant replay number is 800-642-1687 (domestic) and 706-645-9291 (international). The conference ID number is 1306165. The instant replay will be available through midnight EST on July 28.

•	A simultaneous web cast will be available at www.wendys-invest.com; the call will also be archived at that site.

•	2003 Analyst Meeting - The Company will be hosting its 2003 Analyst and Investor Meeting on September 17-18 in Santa Barbara, CA. The meeting will feature Baja Fresh Mexican Grill®. For more information about the meeting or to register please contact Meredith Russell at 614-764-3251.

Wendy’s International, Inc. overview

     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies, with $9.4 billion in 2002 systemwide sales, more than 8,861 total restaurants, and quality brands — Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company invested in two quality brands during 2002 — Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

     Wendy’s Old Fashioned Hamburgers® was founded in 1969 by Dave Thomas and is the third largest quick-service hamburger restaurant chain in the world, with 6,262 restaurants in the United States, Canada and international markets. More information about Wendy’s is available at www.wendys.com.

     Tim Hortons was founded in 1964 by Tim Horton and Ron Joyce and is the largest coffee and fresh baked goods restaurant chain in Canada. There are 2,213 Tim Hortons restaurants in Canada and 160 in the U.S. More information about Tim Hortons is available at www.timhortons.com.

     Baja Fresh Mexican Grill was founded in 1990 by Jim and Linda Magglos and is the leader in quality, fast-casual Mexican food. The chain has 226 restaurants in the United States. More information about Baja Fresh® is available at www.bajafresh.com.

•	Management believes that excluding the impact of the recent state tax law changes provides a meaningful comparison to the Company’s results of operations for 2002, since those changes did not affect the Company’s 2002 results.

Cafe Express is a trademark of Cafe Express LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACT:
John Barker (614-764-3044 or john barker@wendys.com)
Marsha Gordon (614-764-3019 or marsha_gordon@wendys.com)

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the ability of the joint venture to acquire real estate and construct and equip a manufacturing plant on acceptable terms, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.